UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2019, NII Holdings, Inc. (“NII”) and NII International Holdings S.à r.l., a wholly owned subsidiary of NII, entered into a purchase agreement with América Móvil, S.A.B. de C.V. (“AMX”) and AI Brazil Holdings B.V. (“AI Brazil”) pursuant to which NII and AI Brazil will sell their jointly-owned wireless operations in Brazil (“Nextel Brazil”) to AMX (the “Transaction”). To ensure a smooth change of control transition of Nextel Brazil, and as agreed by AMX, on April 15, 2019, NII approved a retention bonus for Roberto Rittes, Chief Executive Officer of Nextel Brazil, in an amount equal to 12 months of his base salary payable by Nextel Brazil after the closing of the Transaction in two payments, with 50% paid three months after the closing of the Transaction and 50% paid six months after the closing of the Transaction, in each case subject to Mr. Rittes' continued employment through the applicable payment date. Should Mr. Rittes be terminated without cause after the closing of the Transaction, any unpaid retention bonus would be paid, and if the Transaction does not close for any reason, no retention bonus would be paid.
The retention arrangement will be filed as an exhibit to NII’s Quarterly Report on Form 10-Q for the current fiscal quarter, and the description of the retention arrangement set forth herein is qualified by and subject, in all respects, to the terms of the retention arrangement to be filed as an exhibit to NII’s Quarterly Report on Form 10-Q for the current fiscal quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: April 19, 2019	By: /s/ SHANA C. SMITH
Shana C. Smith
General Counsel and Secretary